Exhibit 10.13

PATENT AND TRADEMARK SECURITY AGREEMENT

This Agreement, dated as of March 20, 2015, is made by and between SKYLINE CORPORATION, an Indiana corporation, having a business location at the address set forth below under its signature (the “Debtor”), and FIRST BUSINESS CAPITAL CORP., a Wisconsin corporation, having a business location at the address set forth below under its signature (the “Secured Party”).

RECITALS:

The Debtor and the Secured Party are parties to a Loan and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the “Loan Agreement”) setting forth the terms on which the Secured Party may now or hereafter extend credit to or for the account of the Debtor.

As a condition to extending credit to or for the account of the Debtor, the Secured Party has required the execution and delivery of this Agreement by the Debtor.

ACCORDINGLY, in consideration of the mutual covenants contained in the Loan Documents and herein, the parties hereby agree as follows:

1. Definitions. All terms defined in the Recitals hereto or in the Loan Agreement that are not otherwise defined herein shall have the meanings given to them therein. In addition, the following terms have the meanings set forth below:

“Obligations” shall mean each and every debt, liability and obligation of every type and description arising under or in connection with the Loan Agreement or any Collateral Agreement (as defined in the Loan Agreement) which the Debtor may now or at any time hereafter owe to the Secured Party, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, independent, joint, several or joint and several, and including specifically, but not limited to, the Obligations (as defined in the Loan Agreement).

“Patents” shall mean all of the Debtor’s right, title and interest in and to patents or applications for patents, fees or royalties with respect to each, and including without limitation the right to sue for past infringement and damages therefor, and licenses thereunder, all as presently existing or hereafter arising or acquired, including without limitation the patents listed on Exhibit A.

“Security Interest” has the meaning given in Section 2.

“Trademarks” shall mean all of the Debtor’s right, title and interest in and to: (i) trademarks, service marks, collective membership marks, registrations and applications for registration for each, and the respective goodwill associated with each, (ii) licenses, fees or royalties with respect to each, (iii) the right to sue for past, present and future infringement, dilution and damages therefor, (iv) and licenses thereunder, all as presently existing or hereafter arising or acquired, including, without limitation, the marks listed on Exhibit B.

2. Security Interest. The Debtor hereby irrevocably pledges and assigns to, and grants the Secured Party a security interest (the “Security Interest”), with power of sale to the extent permitted by law, in the Patents and in the Trademarks to secure payment of the Obligations. As set forth in the Loan Agreement, the Security Interest is coupled with a security interest in substantially all of the personal property of the Debtor.

3. Representations, Warranties and Agreements. The Debtor represents, warrants and agrees as follows:

(a) Existence; Authority. The Debtor is a corporation, duly organized, validly existing and authorized to transact business in and under the laws of the State of Indiana and this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Debtor.

(b) Patents. Exhibit A accurately lists all Patents owned or controlled by the Debtor as of the date hereof, or to which the Debtor has a right as of the date hereof to have it assigned to it, and accurately reflects the existence and status of applications and letters patent pertaining to the Patents as of the date hereof. If after the date hereof, the Debtor owns, controls or has a right to have assigned to it any Patents not listed on Exhibit A, or if Exhibit A ceases to accurately reflect the existence and status of applications and letters patent pertaining to the Patents, then the Debtor shall within sixty (60) days provide written notice to the Secured Party with a replacement Exhibit A, which upon acceptance by the Secured Party shall become part of this Agreement.

(c) Trademarks. Exhibit B accurately lists all Trademarks owned or controlled by the Debtor as of the date hereof and accurately reflects the existence and status of Trademarks and all applications and registrations pertaining thereto as of the date hereof; provided, however, that Exhibit B need not list common law marks (i.e., Trademarks for which there are no applications or registrations) which are not material to the Debtor’s or any Affiliate’s business(es). If after the date hereof, the Debtor owns or controls any Trademarks not listed on Exhibit B (other than common law marks which are not material to the Debtor’s or any Affiliate’s business(es)), or if Exhibit B ceases to accurately reflect the existence and status of applications and registrations pertaining to the Trademarks, then the Debtor shall promptly provide written notice to the Secured Party with a replacement Exhibit B, which upon acceptance by the Secured Party shall become part of this Agreement.

(d) Affiliates. As of the date hereof, no Affiliate owns, controls, or has a right to have assigned to it any items that would, if such item were owned by the Debtor, constitute Patents or Trademarks. If after the date hereof any Affiliate owns, controls, or has a right to have assigned to it any such items, then the Debtor shall promptly either: (i) cause such Affiliate to assign all of its rights in such item(s) to the Debtor; or (ii) notify the Secured Party of such item(s) and cause such Affiliate to execute and deliver to the Secured Party a patent and trademark security agreement substantially in the form of this Agreement.

(e) Title. The Debtor has absolute title to each Patent and each Trademark listed on Exhibits A and B, free and clear of all liens except Authorized Security Interests. The Debtor (i) will have, at the time the Debtor acquires any rights in Patents or Trademarks hereafter arising, absolute title to each such Patent or Trademark free and clear of all liens except Authorized Security Interests, and (ii) will keep all Patents and Trademarks free and clear of all liens except Authorized Security Interests.

(f) No Sale. Except as permitted in the Loan Agreement, the Debtor will not assign, transfer, encumber or otherwise dispose of the Patents or Trademarks, or any interest therein, without the Secured Party’s prior written consent.

(g) Defense. The Debtor will at its own expense and using commercially reasonable efforts, protect and defend the Patents and Trademarks against all claims or demands of all Persons other than those holding Authorized Security Interests.

(h) Maintenance. The Debtor will at its own expense maintain the Patents and the Trademarks to the extent reasonably advisable in its business including, but not limited to, filing all applications to obtain letters patent or trademark registrations and all affidavits, maintenance fees, annuities, and renewals possible with respect to letters patent, trademark registrations and applications therefor. The Debtor covenants that it will not abandon nor fail to pay any maintenance fee or annuity due and payable on any Patent or Trademark, nor fail to file any required affidavit or renewal in support thereof, without first providing the Secured Party: (i) sufficient written notice, of at least thirty (30) days, to allow the Secured Party to timely pay any such maintenance fees or annuities which may become due on any Patents or Trademarks, or to file any affidavit or renewal with respect thereto, and (ii) a separate written power of attorney or other authorization to pay such maintenance fees or annuities, or to file such affidavit or renewal, should such be necessary or desirable.

(i) Secured Party’s Right to Take Action. If the Debtor fails to perform or observe any of its covenants or agreements set forth in this Section 3, and if such failure continues for a period of ten (10) calendar days after the Secured Party gives the Debtor written notice thereof (or, in the case of the agreements contained in subsection (h), immediately upon the occurrence of such failure, without notice or lapse of time), or if the Debtor notifies the Secured Party that it intends to abandon a Patent or Trademark, the Secured Party may (but need not) perform or observe such covenant or agreement or take steps to prevent such intended abandonment on behalf and in the name, place and stead of the Debtor (or, at the Secured Party’s option, in the Secured Party’s own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure or prevent such intended abandonment.

(j) Costs and Expenses. Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Secured Party in connection with or as a result of the Secured Party’s taking action under subsection (i) or exercising its rights under Section 6, together with interest thereon from the date expended or incurred by the Secured Party at the default rate of interest set forth in the Loan Agreement.

(k) Power of Attorney. To facilitate the Secured Party’s taking action under subsection (i) and exercising its rights under Section 6, the Debtor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, applications, financing statements, and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this Section 3, or, necessary for the Secured Party, after an Event of Default, to enforce or use the Patents or Trademarks or to grant or issue any exclusive or non-exclusive license under the Patents or Trademarks to any third party, or to sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of the Patents or Trademarks to any third party. The Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted herein shall terminate upon the termination of the Loan Agreement as provided therein and the payment and performance of all Obligations.

4. Debtor’s Use of the Patents and Trademarks. The Debtor shall be permitted to control and manage the Patents and Trademarks, including the right to exclude others from making, using or selling items covered by the Patents and Trademarks and any licenses thereunder, in the same manner and with the same effect as if this Agreement had not been entered into, so long as no Event of Default occurs and remains uncured.

5. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”): (a) an Event of Default, as defined in the Loan Agreement, shall occur; or (b) the Debtor shall fail promptly to observe or perform any covenant or agreement herein binding on it; or (c) any of the representations or warranties contained in Section 3 shall prove to have been incorrect in any material respect when made.

6. Remedies. Upon the occurrence of an Event of Default and at any time thereafter, the Secured Party may, at its option, take any or all of the following actions:

(a) The Secured Party may exercise any or all remedies available under the Loan Agreement.

(b) The Secured Party may sell, assign, transfer, pledge, encumber or otherwise dispose of the Patents and Trademarks.

(c) The Secured Party may enforce the Patents and Trademarks and any licenses thereunder, and if Secured Party shall commence any suit for such enforcement, the Debtor shall, at the request of Secured Party, do any and all lawful acts and execute any and all proper documents required by Secured Party in aid of such enforcement.

7. Miscellaneous. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor under this Agreement shall be given in the manner and with the effect provided in the Loan Agreement. The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties, to realize on the Patents and Trademarks at all or in any particular manner or order, or to apply any cash proceeds of Patents and Trademarks in any particular order of application. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective participants, successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party’s acceptance hereof. The Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of the Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effect as the original for all purposes of a financing statement. This Agreement shall be governed by the internal law of Wisconsin without regard to conflicts of law provisions. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Patent and Trademark Security Agreement as of the date written above.

FIRST BUSINESS CAPITAL CORP.		SKYLINE CORPORATION

By:	/s/ James G. Tepp	By:	/s/ Jon S. Pilarski
Name:	James G. Tepp	Name:	Jon S. Pilarski
Title:	Vice President	Title:	Vice President, Finance & Treasurer, Chief Financial Officer

401 Charmany Drive		2520 ByPass Road
Madison, Wisconsin 53719		Elkhart, Indiana 46514

STATE OF Wisconsin	)
)
COUNTY OF Milwaukee	)

The foregoing instrument was acknowledged before me this 20th day of March, 2015, by James G. Tepp, a Vice President of First Business Capital Corp., a Wisconsin corporation, on behalf of the corporation.

/s/ Kristin Roeper
Notary Public, State of Wisconsin
My commission is permanent

STATE OF INDIANA	)
)
COUNTY OF ELKHART	)

The foregoing instrument was acknowledged before me this 20th day of March, 2015, by Jon S. Pilarski, the Vice President, Finance & Treasurer, Chief Financial Officer of Skyline Corporation, an Indiana corporation, on behalf of the corporation.

/s/ Kristin Roeper
Notary Public, State of Wisconsin
My commission is permament

EXHIBIT A

PATENTS

NONE

EXHIBIT B

TRADEMARKS

MARK	COUNTRY/ STATE	SERIAL NO./REG. NO.	REG. DATE	STATUS
KEY LARGO	US	2,904,937	11/23/2004	Registered

SKY CARE	US	2,208,955	12/08/1998	Registered

LEXINGTON	US	1,748,504	01/26/1993	Registered

SHORE PARK	US	1,638,409	03/19/1991	Registered

SEAVIEW	US	1,427,499	02/03/1987	Registered

BAY SPRINGS	US	1,320,729	02/19/1985	Registered

OAK SPRINGS	US	1,292,878	09/04/1984	Registered

WOODFIELD	US	1,324,553	03/12/1985	Registered

PALM SPRINGS	US	1,314,625	01/15/1985	Registered

	US	1,179,027	11/24/1981	Registered

SKYLINE	US	1,175,069	10/27/1981	Registered

SKYLINE	US	1,119,592	06/05/1979	Registered

	US	639,958	01/15/1957	Registered

SKYLINE	Arizona	8055	03/06/1984	Registered

SKYLINE CORPORATION	Ohio	RN50527	10/25/1978	Registered

SKYLINE	Canada	TMA201663	09/06/1974	Registered